Exhibit 10.1

                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS PURCHASE AGREEMENT, (this "Agreement") made this 22st day of September, 2011, by and between DANIEL C. MASTERS, ATTORNEY AT LAW, ("MASTERS"), 1752 Castellana Road, La Jolla, CA 92037, representing certain selling share holders, ("SELLERS"), and TRIG CAPITAL GROUP, LLC, 300 S. Pine Island Road, Suite 305, Fort Lauderdale, FL 33324, representing certain purchasers, ("Purchasers"), setting forth the terms and conditions upon which Sellers will sell to Purchasers and Purchasers will buy from Sellers Ten Million (10,000,000) shares of Organic Spice Imports, Inc. ("ORSI") common stock, par value $0.0001 (the "SHARES" or the "SECURITIES").

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

     WHEREAS, the Sellers have appointed, Daniel C. Masters, Attorney at Law, to represent each of them and to receive and hold all consideration received from Purchasers for the Shares described above.

     WHEREAS, the Sellers have appointed ANSLOW & JACLIN LLP, Attorneys At Law, to act as the Escrow Agent ("ESCROW AGENT") for this transaction and to receive and hold from the Sellers the Securities and all stock certificates, stock powers (in blank), resignations of officers and directors, and all corporate records of ORSI (collectively, the "DOCUMENTS") in trust until final payment is made by Purchasers at which time all Documents held in trust will be released to Purchasers.

     WHEREAS, the Purchasers, Sellers and Escrow Agent, will enter into an ESCROW AGREEMENT.

     NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                               SALE OF SECURITIES

     1.01 Subject to the terms and conditions of this Agreement the Sellers agree to sell the Securities, consisting of the Shares, for a total of Three Hundred Forty Thousand Dollars (U.S.) ($340,000.00) (the "PURCHASE PRICE"). This is a private transaction between the Seller and Purchasers.

     1.02 The Sellers have appointed Masters to represent them with full authority.

     1.03 The Sellers hereby appoint Masters to receive for them and distribute to them the Funds received for the sale of the Securities.

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     1.04 The Purchasers  hereby appoint Anslow & Jaclin LLP,  Attorneys at Law, to receive for them and distribute to them the Securities and other documents set forth above.

     1.05 Payment. The Parties agree that the full Purchase Price of Three Hundred Forty Thousand Dollars ($340,000) will be wired to Masters in three (3) payments as set forth below, that these payments are non-refundable, and that the payments may be released to Sellers upon receipt. The schedule of payments is as follows: 1) the first payment in the amount of $50,000 must be received on or before October 12, 2011; 2) the second payment in the amount of $150,000 must be received on or before November 12, 2011; 3) the third and final payment in the amount of $140,000 must be received on or before January 12, 2012. The failure of Purchasers to make any one of the three payments on or before its due date as set forth above will constitute a default and Sellers may terminate this Agreement. If this Agreement is terminated due to the failure of the Purchasers to provide the second payment on or before its due date of November 12, 2011, as specified in this Section 1.05, then Fifty Thousand Dollars ($50,000) paid by the Purchasers in the first payment shall be retained by the Sellers as liquidated damages. If this Agreement is terminated due to the failure of the Purchasers to provide the third payment on or before its due date of January 12, 2012, as specified in this Section 1.05, then Sellers shall retain as liquidated damages a sum greater than Fifty Thousand Dollars ($50,000), but not greater than One Hundred Thousand Dollars ($100,000), such sum to be $50,000 plus $555 per day after November 12, 2011 until the date of termination.

        1.06 Management. In order to facilitate the purchase and sale of the Securities, A. J. Cervantes shall be appointed the President of ORSI upon receipt by Sellers of the second payment as set forth above under Section 1.05.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     The Sellers hereby represent and warrant to the Purchasers the following:

     2.01 Organization. ORSI is a Delaware corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Delaware and elsewhere. All actions taken by the incorporators, directors and/or shareholders of ORSI have been valid and in accordance with the laws of the state of Delaware. The Company is a fully reporting, public company and has been assigned the trading symbol of ORSI. After the Purchase, the Purchasers of the Securities shall file the appropriate filing disclosing the acquisition of the Securities by the Purchasers ("DISCLOSURE DOCUMENT").

       The Company was created by order of a U.S. Bankruptcy Court as part of the Chapter 11 reorganization of its former parent. The Court ordered this subsidiary/affiliate to be newly incorporated and ordered it to issue stock free of all restrictions.

       2.02 Capital. The authorized capital stock of ORSI consists of 100,000,000 shares of Common Stock, $0.0001 par value, and 20,000,000 shares of Preferred Stock, $0.0001 par value, of which approximately 11,180,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not

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a party to this Agreement. In addition there are 5,000,000 warrants outstanding, each to purchase one share of Common Stock. The warrants are denominated as follows: 1,000,000 "A" warrants exercisable at $3.00 each; 1,000,000 "B" warrants exercisable at $4.00 each; 1,000,000 "C" warrants exercisable at $5.00 each; 1,000,000 "D" warrants exercisable at $6.00 each; 1,000,000 "E" warrants exercisable at $7.00 each. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ORSI to issue or to transfer from treasury any additional shares of its capital stock other than the warrants described above. There are approximately 50 shareholders of record of ORSI. All of such shareholders have valid title to such Shares and acquired their Shares in a lawful transaction and in accordance with Delaware corporate law and the applicable securities laws and bankruptcy laws of the United States.

     2.03 Financial Statements. The Company has provided the Purchasers copies of the Company's audited financial statements, and more recent unaudited financial statements, found on the EDGAR system in the Company's quarterly report on Form 10-Q for the period ended June 30, 2011, and the Company's Registration Statement on Form 10 declared effective by the Securities and Exchange Commission (the "SEC") on May 27, 2011.

     2.04 Filings with Government Agencies. As of the date hereof, ORSI is required to file annual and quarterly reports pursuant to the Securities Exchange Act of 1934, with the SEC. The Company recently filed a quarterly report on Form 10Q with the SEC with unaudited financial statements covering the period ended June 30, 2011. ORSI has made all filings with the state of Delaware that might be required. Upon the purchase of the Securities by the Purchasers, those Purchasers will have the full responsibility for filing any and all documents required by the Securities and Exchange Commission, and/or required by any other government agency. The Sellers will supply the Purchasers with all information that is currently available for the Company. The Purchasers understand that the Sellers will have no responsibility whatsoever for any filings made by the Company after it has filed with the SEC its quarterly statement on Form 10Q for the quarter ending September 30, 2011.

     2.05 Liabilities. It is understood and agreed that the purchase of the Common Stock is predicated on ORSI not having any liabilities at Closing, and the Company will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing. The Selling Shareholders are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its Shares. To the best of knowledge of the Sellers, there is no dispute of any kind between ORSI and any third party, and no such dispute will exist at the Closing of this transaction and at the Closing, ORSI will be free from any and all liabilities, liens, claims and/or commitments. The Sellers agree to indemnify the Purchasers against any past liabilities pertaining to its conduct of business that should arise within 3 months of closing.

     2.06 Tax Returns. ORSI has had no business activity and has not filed either federal income tax returns or state income tax returns, but is current with the State of Delaware Franchise tax. As of closing, the Company shall not have taxes of any kind due or owing.

     2.07 Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions

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of or  constitute a default  under any license,  indenture,  mortgage,  charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ORSI the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ORSI (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of ORSI or upon the shares of ORSI to be acquired by the Purchasers.

     2.8 Contracts, Leases and Assets. To the best of the knowledge of the Sellers, ORSI is not a party to any contract, agreement or lease other than its agreement with its stock transfer agent. No person holds a power of attorney from ORSI or the Sellers. At the Closing, ORSI will have no assets or liabilities.

     2.9 Compliance with Laws. To the best of knowledge of the Sellers, ORSI has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. To the best of the knowledge of the Sellers, ORSI has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time that ORSI sold Shares to the Sellers, the Company was entitled to use the exemptions provided by the Securities Act of 1933 and/or the exemption provided by Section 1145 of the Bankruptcy Code relative to the sale of its Shares. The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchasers, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

     2.10 Litigation. To the best of the knowledge of the Sellers, ORSI is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ORSI. ORSI is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     2.11 Conduct of Business. Prior to the Closing, ORSI shall conduct its business in the normal course, and shall not (without the prior written approval of Purchasers) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

     2.12 Closing Documents. All articles, bylaws, minutes, consents or other documents pertaining to ORSI to be delivered at the Closing shall be valid and in accordance with the laws of Delaware.

     2.13 Title. The Sellers have good and marketable title to all of the Shares being sold by them to the Purchasers pursuant to this Agreement. The Securities will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the securities are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such securities. Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right

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to purchase  or acquire any of the  securities.  There is no  applicable  local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the securities by purchasers (and/or assigns) impair, restrict or delay voting rights with respect to the securities.

     2.14 Transfer of Shares. The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper Stock Powers with Bank Signature Guarantees and assignments acceptable to the Escrow Agent for delivery to the Purchasers, or shall make other arrangements for delivery acceptable to Buyers.

     The Purchasers will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for the Company to have the certificates changed into their respective names and denominations and the Purchasers shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

     2.15 Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

                                   ARTICLE III
                                     CLOSING

     3.01 Closing for the Purchase of Common Stock. The closing (the "CLOSING") of this transaction for the Shares of Common Stock being purchased will occur when all of the documents and consideration described in 3.02 below, have been delivered, or other arrangements made and agreed thereto.

     3.02 Documents and Payments to be Delivered at Closing of the Common Stock Purchase. As part of the Closing of the purchase of the Securities, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

     (a)  By the Sellers:

          (i)  Certificate of Incorporation and all amendments thereto;

          (ii) Bylaws and all amendments thereto;

          (iii) Minutes and Consents of Shareholders;

          (iv) Minutes and Consents of the board of directors;

          (v)  List of officers and directors;

          (vi) Evidence  of  Good  Standing  with  the  Secretary  of  State  of
               Delaware;

          (vii) Current Shareholder list from the Transfer Agent;

          (viii) True and correct copies of all of the business records of ORSI, including but not limited to correspondence files and agreements and contracts;

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          (ix) Stock   certificates  along  with  stock  powers  with  signature
               guarantees   acceptable  to  the  transfer  agent,   representing
               10,000,000 of the Sellers shares, endorsed in favor of the name or names as designated by Purchasers or left blank;

          (x) The appointment of a new President, Secretary and Treasurer of the Company as designated by Purchasers, and the resignation of all current officers of ORSI;

          (xi) The appointment of new directors of ORSI as designated by the Purchasers and the resignation of all of its current directors;

          (xii)Such other documents of ORSI as may be reasonably required by Purchasers, if available.

          (xiii) Seller's executed copy of this Agreement.

     (b)  By Purchasers:

          (i) Wire transfers to the trust account of Daniel C. Masters, Attorney At Law, in the total amount of $340,000, representing the total Purchase Price for the securities being purchased; and

          (ii) Purchaser's executed copy of this Agreement

WIRE TRANSFER INSTRUCTIONS

Union Bank
7807 Girard Avenue
La Jolla, CA 92037
800-238-4486
ABA#122000496

For the account of:

Daniel C. Masters
Attorney at Law
1752 Castellana Road
La Jolla, CA 92037
Account #__________

                                   ARTICLE IV
                                INVESTMENT INTENT

     4.01 Transfer Restrictions. Purchasers (and/or assigns) agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration

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("Transfer")  only  pursuant to an effective  registration  statement  under the
Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

     4.02. Investment Intent. The Purchasers are acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

     4.03. No Advertisement. The Purchasers acknowledges that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

     4.04. Knowledge and Experience. (a) The Purchasers acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchasers acknowledge that Sellers have given them and all of their counselors access to all information relating to ORSI's business that they or any one of them have requested. The Purchasers acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of ORSI so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

     4.05. Restrictions on Transferability. The Purchasers are aware of the restrictions on transferability of the 10,000,000 Shares and further understand the certificates representing these shares shall bear the following legend.

          (a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          (b) The Purchasers understand that these Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

          (c) ORSI and/or Sellers has neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future, and in the absence of such a registration statement or exemption, the Purchasers may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

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                                    ARTICLE V
                                    REMEDIES

     5.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in California in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     5.02 Termination. In addition to any other remedies, either the Sellers or the Purchasers may terminate this Agreement prior to the Closing or at the Closing if the other party has failed to comply with all material terms of this Agreement, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

     If this Agreement is terminated due to the failure of the Sellers to provide the documents specified in Section 3.02 above, then all consideration paid by the Purchasers shall be returned to the Purchasers.

     If this Agreement is terminated due to the failure of the Purchasers to provide the second payment on or before its due date of November 12, 2011, as specified in Section 1.05 above, then Fifty Thousand Dollars ($50,000) paid by the Purchasers in the first payment shall be retained by the Sellers as liquidated damages. If this Agreement is terminated due to the failure of the Purchasers to provide the third payment on or before its due date of January 12, 2012, as specified in Section 1.05 above, then Sellers shall retain as liquidated damages a sum greater than Fifty Thousand Dollars ($50,000), but not greater than One Hundred Thousand Dollars ($100,000), such sum to be $50,000 plus $555 per day after November 12, 2011 until the date of termination.

     5.03 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

     5.04 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in

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writing  signed by the party  against whom  enforcement  of any waiver,  change, modification, or discharge is sought.

     6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     6.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

     6.06 Significant Changes. The Sellers understand that significant changes may be made in the capitalization and/or stock ownership of ORSI, which changes could involve a forward or reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of ORSI.

     6.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and PDF signatures will be acceptable to all parties.

     6.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Sellers:

Daniel C. Masters
1752 Castellana Road
La Jolla, California 92037
Phone - 858-459-1133
Fax - 858-459-1103
Email - dmasters@san.rr.com

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If to the Purchasers:

A.J. Cervantes
TRIG Capital Group, LLC
300 South Pine Island Road
Suite 305
Plantation, FL 33324
P 800.330.1860
F 954-337-4610
aj@trig-capital.com

     6.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     6.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

     6.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     6.12 Preparation of Agreement. Each Party acknowledges and agrees that: (i) such Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party;
(ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transaction contemplated by this Agreement without duress or coercion; and (iv) no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against the other Party on the basis that such Party and/or its counsel was responsible for drafting this Agreement.

     6.13 Severability. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

Daniel C. Masters - Representing Sellers           TRIG Capital Group - Representing Purchasers


By: /s/ Daniel C. Masters                          By: /s/ A. J. Cervantes
   -------------------------------------              -------------------------------------
   Daniel C. Masters                                  A. J. Cervantes, Managing Member


                                       11